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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        _________________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: December 17, 1997

                          ALPHA HOSPITALITY CORPORATION
                     _______________________________________

             (Exact name of Registrant as specified in its charter)

            Delaware               1-12522                   13-3714474
         _____________       ____________________     _____________________
         (State or other    (Commission File No.)     (IRS Employer ID No.)
         jurisdiction of
         incorporation)

                  12 East 49th Street, New York, New York 10017
                     _______________________________________
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (212) 750-3500
              ____________________________________________________
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Item 2.  Acquisition or Disposition of Assets.

     On December 17, 1997, Alpha Hospitality Corporation (the "Company"), through its subsidiaries Alpha Gulf Coast, Inc. ("Gulf Coast") and Alpha Greenville Hotel, Inc., entered into an Asset Sale Agreement (the "Sale Agreement") with Greenville Casino Partners, L.P. ("Buyer") a Mississippi limited partnership unrelated to the Company, pursuant to which the Company (by its subsidiaries) agreed, subject to the terms and conditions set forth therein, to sell to Buyer substantially all of the Company's operating assets in Greenville, Mississippi, including a hotel currently under construction on land adjacent to its Bayou Caddy's Jubilee Casino (the "Casino"). Greenville Casino Partners, L.P. operates the Las Vegas Casino, which is one of three riverboat casinos currently operating at the Marina on Lake Ferguson in downtown Greenville, Mississippi. The Las Vegas Casino is a 1-story casino barge with a mezzanine level containing approximately 18,000 square feet of gaming space and has 649 slot machines and 19 table games. The Buyer employs approximately 550 full-time personnel.

     Upon consummation of the sale provided for under the Sale Agreement and related financing (the "Pre-Closing Financing") obtained in conjunction with, and as part of, the transactions contemplated under the Sale Agreement, the Company (through its subsidiaries) is anticipated to receive (a) approximately $26.5 million in cash, and (b) a 25% limited partnership interest in Buyer and Buyer will assume (i) approximately $2 million of liabilities relating to the business and assets being assumed and (ii) the Pre-Closing Financing.

     Consummation of the proposed sale under the Sale Agreement is subject to certain conditions, including approval of the transaction by the Company's stockholders. The Company is in the process of preparing a proxy statement relating to the proposed sale for filing with the Securities and Exchange Commission (the "SEC") and, following review by the SEC, intends to distribute the proxy statement to its stockholders and solicit their votes in favor of proposed sale. The Company has been advised by Buyer that through its solicitation of holders of the Company's capital stock, it has sufficient votes to approve the proposed sale.

     In conjunction with and in anticipation of the proposed sale contemplated by the Sale Agreement, on December 30, 1997, Gulf Coast and Alpha Hotel obtained the Pre-Closing Financing, pursuant to which they borrowed $19.0 million ($23.9 million less loan costs and loan discounts of approximately $5 million) from Credit Suisse First Boston Mortgage Capital, L.L.C. ("Credit Suisse") and concurrently therewith Gulf Coast applied the net proceeds therefrom to the
payment  and   discharge  of   approximately   $17  million  of  the   Company's
indebtedness,   including  $16  million  of  secured  debt.   Additionally,   in
conjunction with and as part of the Pre- Closing Financing, Gulf Coast executed and delivered to Credit Suisse an unsecured, zero-coupon promissory note (the "Subordinated Debt") in the stated principal amount of $4.8 million. Although no proceeds were received by Gulf Coast in conjunction with the Subordinated Debt, under the terms of the Sale Agreement, Buyer is to assume such promissory note upon consummation of the sale of the Casino Assets. The Pre-Closing financing is secured by a sescurity interest in substantially all of the Company's assets, including the Casino and other assets contemplated to be sold to Buyer.
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     Closing  of the  purchase  and sale of the  Casino  and  related  assets is provided under the Sale Agreement to occur on the earlier to occur of (a) the fifth business day after all conditions precedent have been met or (b) January 31, 1998 (provided, that if the SEC has not, on or before January 6, 1998, approved the form of proxy statement to solicit the vote of the Company's stockholders with respect to the proposed sale , the January 31, 1998 date shall be extended to the earlier of (i) the 25th day after such approval is given or
(ii) February 25, 1998) or on such other date as Gulf Coast and Buyer may agree.

     THE FORGOING DESCRIPTION OF THE SALE AGREEMENT IS NOT INTENDED TO BE COMPLETE OR DETAILED. ATTENTION IS DIRECTED TO THE SALE AGREEMENT, WHICH IS ATTACHED HERETO AS EXHIBIT A AND INCORPORATED HEREIN BY REFERENCE, FOR A COMPLETE AND DETAILED UNDERSTANDING OF THE SALE AGREEMENT. THE ABOVE DESCRIPTION OF SELECTIVE PORTIONS OF THE SALE AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ACTUAL SALE AGREEMENT, A COPY OF WHICH IS INCLUDED HEREWITH AS EXHIBIT A.

Item 7. Financial Statements and Exhibits

         a.  Exhibit (a) - Copy of the Sale Agreement.


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                                    Signature

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly cause this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   February 9, 1997

                                            Alpha Hospitality Corporation
                                            (Registrant)

                                            By:/s/ James A. Cutler
                                                 ______________________________
                                                 Chief Financial Officer